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                                  Exhibit 8(x)
        Form of Participation Agreement Between Seligman Portfolios, Inc.
                    and Merrill Lynch Life Insurance Company

                          FUND PARTICIPATION AGREEMENT


         THIS AGREEMENT is made this 3rd day of April, 2000, between Seligman Portfolios, Inc., an open-end management investment company organized as a Maryland Corporation (the "Fund"), Seligman Advisors, Inc., a Delaware corporation (the "Distributor") and Merrill Lynch Life Insurance Company, a life insurance company organized under the laws of the State of Arkansas (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Account").


                              W I T N E S S E T H :


         WHEREAS, the Fund is a registered open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has filed a currently effective registration statement to offer and sell its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, the Fund desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Fund (the "Participating Insurance Companies"); and

         WHEREAS, the shares of the Fund are divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

         WHEREAS, the Fund has applied for an order from the Securities and Exchange Commission ("SEC") granting Participating Insurance Companies (as defined in the Fund's application for such order) and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Exemptive Order"); and

         WHEREAS, the Distributor is registered as a broker-dealer with the SEC and is a member in good standing of The National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, the Distributor currently serves as the distributor of the Fund's shares; and

         WHEREAS, the Company has registered or will register certain variable life insurance policies and/or variable annuity contracts under the 1933 Act (the "Contracts"); and

         WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

         WHEREAS, the Company desires to utilize shares of one or more Portfolios as an investment vehicle of the Accounts;

         NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:




                                   ARTICLE I.
                               SALE OF FUND SHARES

         1.1. The Fund shall make shares of its Portfolios available to the Accounts at the net asset value next computed after receipt of such purchase order by the Fund (or its designee), as established in accordance with the provisions of the then current prospectus of the Portfolio or Portfolios. Shares of a particular Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Directors of the Fund (the "Directors") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

         1.2. The Fund will redeem any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Fund (or its designee) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Fund.

         1.3. For the purposes of Sections 1.1 and 1.2, the Fund hereby appoints the Company as its designee for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Fund provided that (i) such orders are received by the Company in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus and (ii) the Fund receives notice of such orders by 10:00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

         1.4. For purposes of determining payment for purchase orders and redemption orders, all such orders will be netted. Net purchase orders that are transmitted to the Fund in accordance with Section 1.3 shall be paid for by the Company by 2:00 p.m. EST on the same Business Day that the Fund receives notice of the order. Net redemption orders that are transmitted to the Fund in accordance with Section 1.3 shall be paid for by the Fund by 2:00 p.m. EST on the same Business Day that the Fund receives notice of the order, to the extent practicable, and in any event the Fund shall make such payment within five calendar days after the date the order is transmitted to the Fund in accordance with Section 1.3 or such shorter period of time as may be required by law. Payments shall be made in federal funds transmitted by wire.

         1.5. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Fund will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

         1.6. The Fund shall furnish prompt notice to the Company of any income dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

         1.7. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall us its best efforts to make such net asset value per share available by 6 p.m. New York time.

         1.8. The Fund agrees that its shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Exemptive Order. No shares of any Portfolio will be sold directly to the general public. The Company agrees that Fund shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

         1.9. The Fund and the Company agree that they shall amend any provision of this Agreement to the extent that it is inconsistent with any condition imposed by the SEC in the Exemptive Order.

                                   ARTICLE II.
                           OBLIGATIONS OF THE PARTIES

         2.1. The Fund shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund. The Fund shall bear the cost of registration and qualification of its shares, preparation and filing of the documents listed in this section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

         2.2. At the option of the Company, the Fund or the Distributor shall either (i) provide the Company with as many copies of the Fund's or the relevant Portfolio's current prospectus, statement of additional information, annual reports, semi-annual reports and other shareholder communications, including any amendments or supplements to any of the foregoing ("Fund Documents"), as the Company shall reasonably request; or (ii) provide the Company with a camera ready copy of such documents in a form suitable for printing. The Fund or the Distributor shall provide the Company with a copy of the Fund's statement of additional information in a form suitable for duplication by the Company. The Fund shall provide the Company with copies of any Fund-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners.

         2.3. The Fund shall bear the costs of printing and distributing Fund Documents and any Fund-sponsored proxy-materials to existing Contract owners whose Contracts are funded by the Fund's shares. The Company shall bear the costs of printing and distributing the Fund Documents to prospective purchasers of Contracts for which the Fund is serving or is to serve as an investment vehicle. With respect to any prospectuses of the Portfolios that are printed in combination with any one or more Contract prospectus (the "Prospectus Booklet"), the costs of printing Prospectus Booklets for distribution to existing Contract owners shall be prorated to the Fund based on (a) the ratio of the number of pages of the prospectuses for the Portfolios included in the Prospectus Booklet to the number of pages in the Prospectus Booklet as a whole; and (b) the ratio of the number of Contract owners with Contract value allocated to the Portfolios to the total number of Contract owners; PROVIDED, however, that the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Contracts not funded by the Portfolios. The Company shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) that are not sponsored by the Fund to Contract owners. The Company assumes sole responsibility for ensuring that all such materials are delivered to Contract owners in accordance with applicable federal and state securities laws.

         2.4 (a) The Company agrees and acknowledges that the Fund's manager, J. & W. Seligman & Co. Incorporated ("Seligman"), is the sole owner of the name and mark "Seligman" and that all use of any designation comprised in whole or part of Seligman (a "Seligman Mark") under this Agreement shall inure to the benefit of Seligman. Except as provided in section 2.5, the Company shall not use any Seligman Mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of Seligman. Upon termination of this Agreement for any reason, the Company shall cease all use of any Seligman Mark(s) as soon as reasonably practicable.

                  (b) The Fund and the Distributor agree and acknowledge that the Company and its affiliates are the sole owner or owners of the name and the mark "Merrill Lynch" and that all use of any designation comprised in whole or part of Merrill Lynch (a "Merrill Lynch Mark") under this Agreement shall inure to the benefit of Merrill Lynch. Except as provided in section 2.5, neither the Fund nor the Distributor shall use any Merrill Lynch Mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of Merrill Lynch, subject to the last sentence of this Section 2.4(b). Upon termination of this Agreement for any reason, the Fund and the Distributor shall cease all use of any Merrill Lynch Mark(s) as soon as reasonably practicable, subject to the last sentence of this
Section 2.4(b). Nothing in this Section 2.4(b) shall prohibit the Distributor from using any Merrill Lynch Mark in any documents or materials to the extent that such use is permitted under any other agreement by and between the Distributor and any affiliate of the Company or has been authorized by any such affiliate of the Company.

         2.5. (a) The Company shall furnish, or cause to be furnished, to the Fund or the Distributor a copy of each Contract prospectus or statement of additional information in which the Fund or Seligman is named prior to the filing of such document with the SEC. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of advertising, sales literature or other promotional material in which the Fund, the Portfolios or Seligman is named, at least ten Business Days prior to its use. No such material shall be used if the Fund or the Distributor reasonably objects to such use prior to such use.

                  (b) The Distributor will provide to the Company, within fifteen (15) Business Days after the end of a calendar quarter, or as soon thereafter as is reasonably practicable, the following information with respect to each Portfolio as of the last day of such calendar quarter: the Portfolio's ten largest portfolio holdings (based on the percentage of the Portfolio's net assets); the five industry sectors in which the Portfolio's investments are most heavily weighted; and year-to-date SEC standardized performance data. In addition, the Distributor agrees to provide to the Company, within fifteen (15) Business Days after a request is submitted to the Distributor by the Company, the following information with respect to each Portfolio, each as of the date or dates specified in such request: net asset value and net asset value per Share. The Distributor acknowledges that such information may be furnished to the Company's internal or independent auditors and to the insurance departments of the various jurisdictions in which the Company does business. The information referred to in this Section 2.5(b) will only be used in Company advertisements, sales literature or other promotional material in accordance with Section 2.5(a).

                  (c) The Distributor shall furnish, or cause to be furnished, to the Company a copy of each Fund or Portfolio prospectus or statement of additional information in which the Company is named prior to the filing of such document with the SEC. The Distributor shall furnish, or shall cause to be furnished, to the Company each piece of advertising, sales literature or other promotional material in which the Company is named, at least ten Business Days prior to its use. No such material shall be used if the Company reasonably objects to such use prior to such use.

2.6. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or Seligman in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Fund shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Fund, Fund-sponsored proxy statements, or in any advertisements, sales literature or other promotional material approved by the Fund or the Distributor, except as required by legal process or regulatory authorities or with the written permission of the Fund or the Distributor.

         2.7. Neither the Fund nor the Distributor shall give any information or make any representations or statements on behalf of the Company, or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including advertisements, sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.

         2.8. The Fund will provide to the Company at least one complete copy of all registration statements, profiles, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.

         2.9. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Fund and the Distributor any complaints received from the Contract owners pertaining to the Fund or the Portfolios.

         2.10. The Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in the Fund's registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Fund will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner.

         2.11. For purposes of this Article II, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund, or to the Company, as the case may be: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (I.E., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees of the Company, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available to customers or the public with regard to the Fund.

         2.12. The Distributor shall adopt and implement procedures reasonably designed to ensure that information concerning the Company, any of its affiliates, or the Contracts which is intended only for use only by brokers or agents selling the shares (I.E., information that is not intended for distribution to shareowners or prospective shareowners) is so used, and neither the Company nor any of its affiliates shall be liable for any losses, damages, or expenses relating to the improper use of such broker only materials.

         2.13. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Fund which is intended only for use by brokers or agents selling the Contracts (I.E., information that is not intended for distribution to Contract owners or prospective Contract owners) is so used, and neither the Fund nor the Distributor shall be liable for any losses, damages, or expenses relating to the improper use of such broker only materials. The parties hereto agree that this section is not intended to designate or otherwise imply that the Company is an underwriter or distributor of the Fund's shares.

         2.14. The Fund hereby notifies the Company that it may be appropriate to include in the prospectus pursuant to which Contracts are offered disclosure regarding the potential risks of mixed- and shared-funding.

         2.15. So long as, and to the extent that the SEC interprets the 1940 Act to require pass-through voting privileges for variable policyowners, the Company will provide pass-through voting privileges to owners of policies whose cash values are invested, through the Accounts, in shares of the Fund. The Fund shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund. With respect to each Account, the Company will vote shares of the Fund held by the Account and for which no timely voting instructions for policyowners are received as well as shares it owns that are held by that Account, in the same proportion as those shares for which voting instructions are received. Subject to applicable law, the Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund shares held by Contract owners without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion.

         2.16 The Company shall establish and disclose to Contract owners a reasonable policy designed to discourage frequent and disruptive purchases and redemptions of Fund shares by Contract owners and shall cooperate with the Fund to minimize the impact on the Fund of such transactions.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         3.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Arkansas and that it has legally and validly established each Account as a segregated asset account under such law on the date set forth in Schedule A.

         3.2. The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

         3.3. The Company represents that it has full power and authority under applicable law and has taken all actions necessary, to enter into this Agreement. The Company represents and warrants that the Contracts will be registered under the 1933 Act prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

         3.4. The Fund represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland.

         3.5. The Fund represents and warrants that the Fund shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Fund shall be registered under the 1940 Act prior to any issuance or sale of such shares. The Fund shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall make notice or other filings in accordance with the laws of the various states only if and to the extent deemed necessary by the Fund.

         3.6. The Fund represents that it has full power and authority under applicable law and has taken all actions necessary, to enter into this Agreement.

         3.7. The Distributor represents and warrants that it is duly organized and validly existing under the laws of the State of Delaware.

         3.8. The Distributor represents that it has full power and authority under applicable law and has taken all actions necessary, to enter into this Agreement.

         3.9. The Fund and the Distributor represent that the Fund's investment policies, fees, and expenses are and shall at all times remain in compliance with applicable state securities laws, if any. The Fund and the Distributor represent that their respective operations are and shall at all times remain in material compliance with applicable state securities laws, if any. The Fund and Distributor also represent that the Fund or the Distributor, as the case may be, will comply with any state insurance law restrictions, as provided in writing by the Company to the Fund or the Distributor, as the case may be, including the furnishing of information not otherwise available to the Company which is required by state insurance law to enable the Company to obtain the authority needed to issue the Contracts in any applicable state.

         3.10. The Fund will invest its assets in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, each Portfolio has complied and will continue to comply with Section 817(h) of the Code and Treasury Regulation Section 1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations. In the event of a breach of this Section 3.7 by the Fund, it will (a) take all reasonable steps to notify the Company of such breach and (b) immediately take all necessary steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation Section 1.817-5.

         3.11. The Fund represents that it is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will use its best efforts to maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future. The Fund acknowledges that compliance with Subchapter M is an essential element of compliance with Section 817(h).


                                   ARTICLE IV.
                               POTENTIAL CONFLICTS

         4.1. The parties acknowledge that the Fund's shares may be made available for investment to other Participating Insurance Companies and qualified pension and retirement plans ("Qualified Plans"). In such event, the Directors will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies and of Qualified Plans. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

         4.2. The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Directors. The Company will assist the Directors in carrying out their responsibilities under the Exemptive Order by providing the Directors with all information reasonably necessary for the Directors to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contact owner voting instructions.

         4.3 If it is determined by a majority of the Directors, or a majority of its disinterested Directors, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Directors) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (i) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity contract owners or variable life insurance contract owners that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (ii) establishing a new registered management investment company or managed separate account.

         4.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account if requested by the Fund's Directors, terminate this Agreement with respect to such Account within six months after the Directors inform the Company in writing that it has determined that such decision has created a material irreconcilable conflict; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Directors. Until the end of such six month period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

         4.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and, if requested by the Fund's Directors, terminate this Agreement with respect to such Account within six months after the Directors inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Directors. Until the end of such six month period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

         4.6. For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of

Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Directors.

         4.7. The Company and Seligman shall at least annually submit to the Directors such reports, materials or data as the Directors may reasonable request so that the Directors may fully carry out the duties imposed upon them by the Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Directors.

         4.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

                                   ARTICLE V.
                                 INDEMNIFICATION

         5.1. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless the Fund, the Distributor, and each of their Directors, officers, employees and agents and each person, if any, who controls the Fund or the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the "Seligman Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Seligman Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

                  (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in any advertising, sales literature or other promotional literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Seligman Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund or the Distributor for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, or subject to its authorization or supervisions with respect to the sale or acquisition of the Contracts or Fund shares; or

                  (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund or the Distributor by or on behalf of the Company; or

                  (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

                  (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

         5.2 INDEMNIFICATION BY THE FUND. The Fund agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Company Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Company Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

                  (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Fund (or any amendment or supplement thereto), (collectively, "Fund Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Company Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund or the Distributor by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Fund or persons under its control, or subject to its authorization or supervision with respect to the sale or acquisition of the Contracts or Fund shares; or

                  (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Fund; or

                  (d) arise out of or result from any failure by the Fund to provide the services or furnish the materials required under the terms of this Agreement; or

                  (e) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund.

         5.3 INDEMNIFICATION BY THE DISTRIBUTOR. The Distributor agrees to indemnify and hold harmless each of the Company Indemnified Parties against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Company Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

                  (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in any advertising, sales literature or other promotional literature generated or approved by the Fund or the Distributor on behalf of the Fund or any of the Portfolios (collectively, "Fund Sales Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Company Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund or the Distributor by or on behalf of the Company for use in Fund Sales Documents or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Distributor or persons under its control, or subject to its authorization or supervision with respect to the sale or acquisition of the Contracts or Fund shares; or

                  (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Distributor; or

                  (d) arise out of or result from any failure by the Distributor to provide the services or furnish the materials required under the terms of this Agreement; or

                  (e) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor.

         5.3. Neither the Company, the Fund nor the Distributor shall be liable under the indemnification provisions of sections 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against a Seligman Indemnified Party or a Company Indemnified Party (collectively, the "Indemnified Parties") that arise from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

         5.4. Neither the Company, the Fund nor the Distributor shall be liable under the indemnification provisions of sections 5.1 or 5.2, as applicable, with respect to any claim made against any Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of sections 5.1 and 5.2.

         5.5. In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         5.6 The obligations imposed on the Fund and the Distributor pursuant to sections 5.2 shall be several obligations of the Fund and the Distributor, respectively.

                                   ARTICLE VI.
                                   TERMINATION

         6.1  This Agreement may be terminated by either party:

         (a) for any reason by six months' advance written notice delivered to the other party; or


         (b) by the Company by written notice to the Fund and the Distributor based upon the Company's determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

         (c) by the Company by written notice to the Fund and the Distributor in the event shares of any of the Portfolios are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

         (d) by the Fund or the Distributor in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund's shares; provided, however, that the Fund or the Distributor determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

         (e) by the Company in the event that formal administrative proceedings are instituted against the Fund or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or the Distributor to perform its obligations under this Agreement; or

         (f) by the Company by written notice to the Fund and the Distributor with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Sections 3.10 and 3.11 hereof, or if the Company reasonably believes that such Portfolio may fail to so qualify or comply; or

         (g) by either the Fund or the Distributor by written notice to the Company, if either one or both of the Fund or the Distributor respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

         (h) by the Company by written notice to the Fund and the Distributor, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund or the Distributor has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

         (i) by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Fund and the Distributor of the date of substitution; or

         (j) by any party in the event that the Fund's Board of Directors determines that a material irreconcilable conflict exists as provided in Article V; or

         (k) at the option of any party upon another party's failure to cure a material breach of any provision of this Agreement within 30 days after written notice thereof.

         6.2. Notwithstanding any termination of this Agreement pursuant to
Section 6.2 (other than a termination pursuant to Section 6.2(j)), the Fund shall, at the option of the Company, continue to make available additional shares of the Fund (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement (the "Initial Termination Date"), provided that the Company continues to pay the costs set forth in section 2.3. This continuation shall extend to the later of the date as of which an Account owns no shares of the affected Portfolio or a date six months following the Initial Termination Date, except that the Company may, by written notice, adjust said six month period in the case of a termination made at its option.

         6.3. The provisions of Article V shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.15 shall survive the termination of this Agreement as long as shares of the Fund are held on behalf of the Contract owners in accordance with section 6.2.

                                  ARTICLE VII.
                                     NOTICES

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                  If to the Fund:
                           100 Park Avenue
                           New York, New York  10017

                           Attention:  General Counsel, Law & Regulation


                  If to the Company:
                           800 Scudders Mill Road - PCC 2I
                           Plainsboro, New Jersey 08536

                           Attention:  General Counsel


                                  ARTICLE VIII.
                                  MISCELLANEOUS

         8.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         8.2. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         8.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of New York. Each party hereto unconditionally submits to the jurisdiction of any New York state court or federal court of the United States sitting in New York City, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement.

         8.5 The parties to this Agreement acknowledge and agree that all liabilities of the Fund arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Fund and that no Director, officer, agent or holder of shares of beneficial interest of the Fund shall be personally liable for any such liabilities.

         8.6. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         8.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         8.8. The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

         8.9. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

         8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

         8.11 This Agreement constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.


Seligman Portfolios, Inc.

By:
    ------------------------------

Name:
     -----------------------------

Title:
      ----------------------------

Seligman Advisors, Inc.

By:
    ------------------------------

Name:
     -----------------------------

Title:
      ----------------------------


Merrill Lynch Life Insurance Company

By:
    ------------------------------

Name:
     -----------------------------

Title:
      ----------------------------

                                   SCHEDULE A




                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS


Names of Separate Account and                 Contracts Funded
Date Established by Board of Directors        By Separate Account
--------------------------------------        --------------------

Merrill Lynch Life Variable Annuity           Merrill Lynch Retirement Power
  Separate Account A - 8/6/91